UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

FS Specialty Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Specialty Lending Fund (the “Fund”) held its Special Meeting of Shareholders (the “Special Meeting”) on September 26, 2025. As of June 30, 2025, the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting, 75,917,729.87 common shares of beneficial interest were eligible to be voted in person or by proxy. Of the eligible common shares to be voted, 34,131,517 were voted in person or by proxy at the Special Meeting.

Shareholders were asked to consider and act upon the following proposals, each of which was described in the Fund’s joint proxy statement/prospectus in an effective registration statement on Form N-14 (File No. 333-286859) filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2025:

•	Proposal 1 – to approve the amendment of the Fund’s Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) to eliminate Article XII of the Declaration of Trust;

•	Proposal 2 – to approve the amendment of the Declaration of Trust to clarify the shareholder voting standard in connection with a merger or reorganization of the Fund that has been approved by the Board of Trustees; and

•	Proposal 3 – to approve the Agreement and Plan of Reorganization, dated as of April 22, 2025, among the Fund, New FS Specialty Lending Fund (the “Successor Fund”), a newly formed statutory trust organized under the laws of the State of Delaware, and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund.

Proposal 1 and Proposal 2 were approved at the Special Meeting. The votes for, votes against and abstentions are set forth below:

	Votes For	Votes Against	Abstentions
Proposal 1	31,581,085	876,438	1,673,994
Proposal 2	31,511,385	962,814	1,657,318

On September 26, 2025, the Fund adjourned the Special Meeting with respect to Proposal 3 to permit additional time to solicit shareholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) will be held on October 14, 2025 at 11:00 a.m, Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Valid proxies submitted prior to the Special Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting. The record date of June 30, 2025 will remain the same for the Reconvened Meeting.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Reorganization and Declaration of Trust amendments discussed herein, the Successor Fund has filed with the SEC solicitation materials in the form of a joint proxy statement/prospectus included in an effective registration statement on Form N-14 (File No. 333-286859). The definitive joint proxy statement/prospectus has been mailed to shareholders of the Fund. This document is not a substitute for the definitive joint proxy statement/prospectus or registration statement or any other document that the Fund or the Successor Fund may file with the SEC. Investors are urged to read the proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC carefully because they contain and will contain important information about the Reorganization, the Declaration of Trust amendment proposals, the Fund and the Successor Fund. Free copies of the joint proxy statement/prospectus and other documents are available, and any other documents filed by the Fund and the Successor Fund in connection with the Reorganization and the Declaration of Trust amendment proposals are available, on the SEC’s web site at www.sec.gov or at www.fsproxy.com.

IMPORTANT INFORMATION

The Fund, its trustees and certain of its officers may be considered to be participants in the solicitation of proxies from shareholders in connection with the matters described herein. Information regarding the identity of potential participants, and their direct or indirect interests in the Fund, by security holdings or otherwise, are set forth in the definitive joint proxy statement/prospectus. and the proxy statement and any other materials filed with the SEC in connection with the Fund’s 2024 annual meeting of shareholders. Shareholders are able to obtain any such documents for no charge at the SEC’s website at www.sec.gov. Copies are available at no charge at the Fund’s website at www.fsproxy.com.

Investors should consider a fund’s investment objective, risks, and charges and expenses before investing. The joint proxy statement/prospectus, contains this and other information about the Fund and the Successor Fund, including risk factors that should be carefully considered.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Specialty Lending Fund

Date:	September 29, 2025	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel